Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

(23616 and 23622 Woodward Avenue, Pleasant Ridge, MI 48069)

This Assignment and Assumption Agreement (this “Assignment”) is effective as of December 2, 2022 (the “Assignment Date”) by and between FL MI RE 22, LLC, a Michigan limited liability company (“Assignor”), and ZP RE MI WOODWARD, LLC, a Michigan limited liability company (“Assignee”).

RECITALS

A. Thomas A. Pearlman, as trustee of the Thomas A. Pearlman Revocable Trust u/a/d 6/13/2005 (“Seller”) and Assignor are parties to a Land Contract dated November 30, 2022] for the property located at 23633 & 23616 Woodward Avenue, Pleasant Ridge, Oakland County, MI 48069 (the “(“Land Contract”).

B. Assignor wishes to assign, transfer and convey to the Assignee all of Assignor’s right, title and interest in and to the Land Contract.

ASSIGNMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment. Assignor hereby assigns to Assignee all right, title and interest of Assignor in the Land Contract. Assignor agrees to indemnify and hold Assignee, its affiliates and each of their members, managers, officers, directors, employees and agents, free and harmless from and against any and all liability, expense, cost, loss or damage which they or any of them may incur by reason of any act or omission of Assignor under this Assignment or the Land Contract with respect to any fact, event or circumstance arising on or before the Assignment Date, related to Assignor’s failure to perform any obligations under the Land Contract., The amount of any such liability, loss, claim, damage or expense indemnified against shall be deemed to include reasonable attorneys’ fees and other costs of defense.

2. Assumption. From and after the Assignment Date, Assignee agrees to assume and perform all of Assignor’s obligations with respect to the Land Contract. Assignee agrees to indemnify and hold Assignor free and harmless from and against any and all liability, expense, cost, loss or damage which they or any of them may incur by reason of any act or omission of Assignee under this Assignment. The amount of any such liability, loss, claim, damage or expense indemnified against shall be deemed to include reasonable attorneys’ fees and other costs of defense.

3. Miscellaneous Provisions.

(a) Amendment and Modification. This Assignment may be amended, modified or supplemented only by written agreement of the parties.

(b) Entire Agreement. This Assignment, together with the other agreements referred to herein, sets forth the entire agreement and understanding of the parties in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party.

(c) Severability. The invalidity of any provision of this Assignment or portion of a provision shall not affect the validity of any other provision of this Assignment or the remaining portion of the applicable provision.

(d) Further Assurances. Upon reasonable request, from time to time, each party agrees that it shall execute and deliver all documents, make all rightful oaths, testify in any proceeding and do all other acts which may be necessary or desirable in the opinion of any other party to protect or record the rights of the other party arising under this Assignment, or to aid in the prosecution or defense of any rights arising therefrom, all without further consideration.

(e) Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the state where the Property is located.

(f) Counterparts; E-mail Signatures. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and both of which together will constitute one and the same document. This Assignment may be signed electronically in portable document format (“pdf”) and pdf signatures will be binding.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties hereto have caused this Assignment to have been executed and delivered as of the Effective Date.

ASSIGNOR:

FL MI RE 22, LLC,
a Michigan limited liability company

By:	/s/ Tommy Nafso
Name:	Tommy Nafso
Its:	Member/manager

ASSIGNEE:

ZP RE WOODWARD, LLC
an Arizona limited liability company

ZP RE HOLDINGS, LLC
an Arizona limited liability company

By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Its:	Authorized Person

ACKNOWLEDGED AND AGREED:

SELLER:

By:	/s/ Thomas A. Pearlman
Thomas A. Pearlman, as trustee of the
Thomas A. Pearlman Revocable Trust

3